UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 03/10/2010

The Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-51018

Delaware	23-3016517
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

409 Silverside Road
Wilmington, DE 19809
(Address of principal executive offices, including zip code)

302-385-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On March 10, 2010, The Bancorp, Inc. ("Bancorp") repurchased all of the outstanding Fixed Rate Cumulative Perpetual Preferred Stock, Series B, issued to the United States Treasury Department under its Capital Purchase Program. As a result of the repayment, $3.7 million of annualized dividends and accretion which previously reduced earnings per share have been eliminated. Those charges equate to $5.6 million of additional earnings available to common shareholders on a pre-tax basis. Also as a result of the repayment, a one-time (non-cash) charge of remaining accretion of $5.6 million will be recognized in the first quarter of 2010. A copy of the press release announcing the repurchase approval is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

99.1 Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bancorp, Inc.

Date: March 10, 2010	By:	/s/ Paul Frenkiel
Paul Frenkiel
Chief Financial Officer and Secretary